QuickLinks -- Click here to rapidly navigate through this document

Exhibit 21.1

Subsidiaries of Hospira, Inc.

        The following is a list of subsidiaries of the Company. Hospira, Inc. is not a subsidiary of any other corporation.

Subsidiary Name	State/Country Incorporated
DOMESTIC:
Hospira Boulder, Inc.	Delaware
Hospira Delaware Holdings, Inc.	Delaware
Hospira Worldwide, Inc.	Delaware
Hospira Fleet Services, LLC	Delaware
Hospira Puerto Rico, LLC	Delaware
Hospira Sedation, Inc.	Delaware
Mayne Pharma (PR) Inc.	Delaware
Novocell, Inc.	Delaware	4% held by Hospira Adelaide Pty Ltd.
Generipharm, Inc.	Georgia
INTERNATIONAL:
NORTH AMERICA
Hospira Ltd.	Bahamas
HBAF Ltd.	Bahamas
Hospira Bahamas (Australia) Holdings Ltd.	Bahamas
Hospira Bahamas International Holdings Ltd.	Bahamas
Hospira Bahamas (Donegal) Corp.	Bahamas
Hospira Bahamas (Ireland) Corp.	Bahamas
Hospira Bahamas (Irish Manufacturing) Ltd.	Bahamas
Hospira Holding Ltd.	Bahamas
Hospira Costa Rica Ltd.	Bahamas
Hospira Healthcare Corporation	Canada
LATIN AMERICA
Hospira Produtos Hospitalares Limitada	Brazil	1% held by Hospira, Inc.
Hospira Chile Limitada	Chile	1% held by Hospira Ireland
Hospira Limitada	Colombia	0.1% held by Hospira, Inc.
Hospira, S. de R.L. de C.V.	Mexico	0.2% held by Hospira, Inc.

ASIA PACIFIC
Hospira Adelaide Pty Ltd. (formerly BresaGen Pty Ltd.)	Australia
Hospira Australia Pty Ltd.	Australia
Hospira Pty Limited	Australia
Hospira Holdings (S.A.) Pty Ltd.	Australia
Shanghai Hospira Distribution Co. Ltd. (formerly Hospira China (WOFE) Shanghai, China)	China
Hospira Limited	Hong Kong
Hospira Hong Kong Limited	Hong Kong
Hospira Japan K. K.	Japan
Hospira Malaysia Sdn Bhd	Malaysia
Hospira NZ Limited	New Zealand
Hospira Philippines, Inc.	Philippines
Hospira Pte. Limited	Singapore
Hospira Singapore Pte Ltd.	Singapore
EUROPE/MIDDLE EAST
Hospira Benelux BVBA	Belgium
Hospira Healthcare SPRL	Belgium	1 share held by Hospira, Inc.
Hospira Finland Oy	Finland
Hospira France S.A.S.	France
Hospira S.A.S.	France
Hospira Deutschland Holding GmbH	Germany	Hospira, Inc. owns 10%
Hospira Deutschland GmbH	Germany
Hospira GmbH	Germany
Hospira (non-Resident Limited Co.)	Ireland	1 share held by Hospira Bahamas (Donegal) Corp.
Hospira Ireland Limited	Ireland
Hospira Ireland Holdings (Resident Co.)	Ireland	1 share held by Hospira Bahamas (Ireland) Corp.
Hospira Ireland Sales Limited (Resident)	Ireland
Hospira S.p.A.	Italy
Hospira Italia S.r.l.	Italy
Hospira Enterprises B.V.	Netherlands

Hospira Healthcare B.V.	Netherlands
Hospira Portugal LDA	Portugal
Hospira Productos Farmaceuticos Hospitalarious, S.L.	Spain
Hospira Nordic AB	Sweden
Hospira GmbH	Switzerland
Hospira Limited	UK
Hospira Healthcare Ltd.	UK
Hospira UK Limited	UK
MAYNE SUBSIDIARIES
DBL Australia Pty Ltd	Australia
Providex Therapeutics Pty Ltd	Australia
Mayne Pharma Services Pty Ltd	Australia
Mayne Pharma Employee Share Acquisition Plan Pty	Australia
DSU Pty Ltd	Australia
A.C.N. 007 444 322 Pty Ltd	Australia
Mayne Pharma Properties (SA) Pty Ltd	Australia
Mayne Pharma (India) Pty Ltd	Australia
Mayne Pharma Properties (Vic) Pty Ltd	Australia
Mayne Pharma IP Holdings (Euro) Pty Ltd	Australia
Wasserburger Azneimittelwerk GmbH	Germany
Mayne Pharma (Hong Kong) Ltd	Hong Kong
Zydus Hospira Oncology Private Ltd	India	Joint Venture 50% owned by Mayne
Mayne Pharma (Mexico) S.A. de C.V.	Mexico
Mayne Pharma (Philippines) Inc.	Philippines
Mayne Pharma (Schweiz) GmbH	Switzerland
Global Pharmaceuticals Limited	Thailand
Mayne Pharma (Taiwan) Co. Ltd.	Taiwan
Indochina Healthcare Limited	Thailand	Joint Venture 45% owned by Mayne
Central Laboratories (IRE) Ltd	Ireland
Mayne Pharma Euro Finance Co. Limited	UK

QuickLinks

  Exhibit 21.1